                                                                     EXHIBIT 16


                                POWER OF ATTORNEY

The person whose signature appears below hereby appoints Kathryn L. Quirk, Caroline Pearson, and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Blue Chip Fund.

Signature                 Title                               Date

/s/ Daniel Pierce         Chairman and Trustee                7/15/98
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    Daniel Pierce

                                                                     EXHIBIT 16


                                POWER OF ATTORNEY

The person whose signature appears below hereby appoints Kathryn L. Quirk, Caroline Pearson, and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Blue Chip Fund.

Signature                   Title                          Date

/s/ Edmond D. Villani       Trustee                        7/15/98
---------------------
    Edmond D. Villani